CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-26580) of our report dated May 19, 1994 appearing on page F-1 of United Technologies Corporation Represented Employee Savings Plan's Annual Report on Form 11-K for the year ended November 30, 1993. We also consent to the reference to us under the caption "Interests of Named Experts" in such Prospectus.



PRICE WATERHOUSE
Hartford, Connecticut
May 19, 1994









































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